Exhibit 99.3
Dolan Media Company
Unaudited Pro Forma Consolidated Condensed Financial Information
     We have prepared the following unaudited pro forma consolidated condensed financial statements to illustrate the effect of the following transactions:
1.	Our majority owned subsidiary’s, American Processing Company, LLC, or APC, acquisition of National Default Exchange Holdings, L.P. and affiliated entities, which we refer to collectively as NDEx, on September 2, 2008;

2.	The private placement of 4,000,000 shares of our common stock on July 30, 2008, to 24 accredited investors, which we refer to as the PIPE, the net proceeds of which we used to fund, in part, APC’s acquisition of NDEx; and

3.	The 25 year services agreement NDEx entered with Barrett Daffin Frappier Turner & Engel, LLP, or the Barrett Law Firm, on September 2, 2008, for the referral of residential mortgage files to NDEx for servicing.
     We initially reported the closing of the acquisition of NDEx and the entering of the services agreement with the Barrett Law Firm in a current report on Form 8-K filed with the SEC on September 2, 2008, which we are amending to include the financial information, including this unaudited pro forma consolidated condensed financial information, required by Item 9.01 of Form 8-K. As described in the current report, APC acquired all of the equity interests of NDEx for a total of $167.5 million in cash, of which $151.0 million was paid to or on behalf of the sellers of NDEx, $15.0 million was placed in escrow to secure payment of indemnification claims and an additional $1.5 million was held back pending working capital adjustments. In addition to the cash payments, APC also issued to the sellers of NDEx an aggregate 6.1% interest in APC, or the APC Interests, which had an estimated fair market value of approximately $11.6 million on July 28, 2008, the date the parties signed the equity purchase agreement. We also issued to the sellers of NDEx 825,528 shares of our common stock, which have a fair market value of $16.5 million based upon the average of the daily last reported closing price for a share of our common stock on the five consecutive trading days beginning on and including July 24, 2008, two trading days prior to the date we announced this acquisition. We based the number of shares issued to the sellers of NDEx on $15.9 million divided by the average of our daily last reported closing price for a share of our common stock on the 20 consecutive trading days immediately preceding the signing of the equity purchase agreement through and including July 25, 2008. We incurred transaction costs of approximately $1.0 million in connection with the acquisition. In addition to the payments and issuance of APC Interests and common stock described above, we may be obligated to pay the sellers of NDEx up to an additional $13.0 million in cash based upon the adjusted EBITDA for NDEx during the first twelve months following the closing of the acquisition. If the adjusted EBITDA for NDEx equals or exceeds $28.0 million during such twelve-month period, we will pay the sellers the maximum $13.0 million earnout payment. We used the net proceeds from the sale of the shares in the PIPE, along with approximately $99.0 million in debt from our credit facility and $6.5 million in cash from existing resources, to finance the cash purchase price for NDEx. In addition, we have recorded a preliminary estimated deferred tax liability of $13.0 million related to the difference between the tax basis and book basis of the assets acquired.
     In connection with this acquisition, NDEx amended and restated its services agreement with the Barrett Law Firm. The services agreement provides for the referral of residential mortgage default files from the Barrett Law Firm to NDEx for servicing. This agreement has an initial term of twenty-five years, which term may be automatically extended for successive five year periods unless either party elects to terminate the term then-in-effect with prior notice. Under the services agreement, NDEx is paid a fixed fee for each residential mortgage default file referred by the Barrett Law Firm to NDEx for servicing, with the amount of such fixed fee being based upon the type of file. In addition, the Barrett Law Firm pays NDEx a monthly trustee foreclosure administration fee. The amount of such fee is based upon the number of files the Barrett Law Firm has referred to NDEx for processing during the month. NDEx may amend these fees on a quarterly basis during 2009 and on an annual basis beginning in 2010 upon notice to the Barrett Law Firm. However, if the Barrett Law Firm files a timely notice of objection to the proposed amended fees, NDEx and the Barrett Law Firm have agreed to negotiate amended fees that are agreeable to both parties or to retain the existing fees. In addition to the services agreement, we also entered into noncompetition agreements with the key managers of NDEx and with the Barrett Law Firm.
     We are accounting for the acquisition under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under SFAS No. 141, we are responsible for estimating the fair value of assets acquired and liabilities assumed. Of the $209 million of acquired assets, we have preliminarily allocated $2.0 million to accounts receivable, $7.0 million to property and equipment and $1.0 million to software held for sale. Of the total remaining $199.0 million, we have preliminarily allocated $154.0 million to a long term services agreement, which is being amortized over 25 years, representing its initial contractual term, $5.0 million to noncompetition agreements, which are being amortized over 5 years, representing the contract term, and $40.5 million to goodwill. Of the $199.0 million allocated to intangibles and goodwill, approximately $159.3 million is tax deductible. We allocated the goodwill to our Professional Services segment. We have engaged an independent third-party valuation firm to assist us in determining the estimated fair value of the identified intangibles and this valuation is not yet complete. Accordingly, the allocation of purchase price reflected in these unaudited pro forma consolidated condensed financial statements is preliminary. We paid a premium over the fair value of the net tangible and identified intangible assets acquired in the acquisition (i.e., goodwill) because the acquired business is a complement to APC and we anticipate cost savings and revenue synergies through combined general and administrative and corporate functions.
     In estimating the fair value of the services agreement and the noncompetition agreements, it is appropriate to use an income method based on projected earnings. This is because APC acquired NDEx and will merge it into APC’s existing operations, which we expect to create operational efficiencies. In the discounted cash flow analysis (income approach) used for estimating the fair value of the services agreement, we made certain significant assumptions regarding:
•	the rate of annual revenue growth over the services agreement’s initial term;

•	the rate of EBITDA and expected EBITDA margins; and

•	the discount rate of 17.0%.
In the discounted cash flow analysis used for estimating the fair value of the noncompetition agreements, we made certain significant assumptions regarding:
•	the rate of EBIDTA;

•	the likelihood of competition with and without the noncompetition agreements; and

•	the impact of any such competition on the rate of EBITDA.
     We have based this unaudited pro forma consolidated condensed financial information on our historical consolidated financial statements and the accompanying notes and the historical consolidated financial statements of NDEx filed as Exhibit 99.2 to our current report on Form 8-K/A filed on September 16, 2008. This unaudited pro forma consolidated condensed financial information is also an exhibit to that current report on Form 8-K/A. In preparing this unaudited pro forma consolidated condensed financial information, we have used information available to us and made certain assumptions that we believe are reasonable under the circumstances. We believe these assumptions are appropriate for purposes of this preliminary allocation. However, we cannot provide any assurance that the assumptions we used in preparing this unaudited pro forma consolidated condensed financial information will not change when we have completed the final appraisals. We have applied the pro forma adjustments to the respective historical statements to reflect the effect of these transactions and account for the acquisition using the purchase method of accounting.
     The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2007, and the six months ended June 30, 2008, illustrate the effect of the acquisition of NDEx (including the services agreement) and the sale and issuance of 4,000,000 shares of our common stock in connection with the PIPE as if both events occurred on January 1, 2007 or 2008, as applicable. The unaudited pro forma consolidated condensed balance sheet as of June 30, 2008, illustrates the effect of the acquisition of NDEx and the sale and issuance of 4,000,000 shares of our common stock in the PIPE as if both events occurred on June 30, 2008.

     We have prepared these unaudited pro forma consolidated condensed financial statements for illustrative purposes only and they do not include any cost savings we may realize from operational efficiencies, revenue synergies or changes in operating strategies we expect to result from the acquisition. Therefore, these pro forma financial statements are not necessarily indicative of either the results of our operations or our financial condition had the acquisition been effected on January 1, 2007 or 2008, and you should not construe them as a representation of our future operating results.
     You should read the unaudited pro forma consolidated condensed financial statements and related footnotes in conjunction with the consolidated financial statements and accompanying notes included in our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008, all filed with the SEC and available on our website at www.dolanmedia.com. You should also read the unaudited pro forma consolidated condensed financial statements and related footnotes in conjunction with the consolidated financial statements of NDEx included as Exhibit 99.2 to our current report on Form 8-K/A filed with the SEC on September 16, 2008.

Unaudited Pro Forma Consolidated Condensed Statement of Operations
Year Ended December 31, 2007

			Increase (Decrease)
			Pro		Pro
	Historical		Forma		Forma
	Dolan Media	Historical	Acquisition		PIPE
	Company	NDEx	Adjustments		Adjustments		Pro Forma
			(unaudited)		(unaudited)		(unaudited)
	(in thousands, except share and per share data)
Revenues
Business information	$84,974	$—	$—		$—		$84,974
Professional services	67,015	80,665	(14,658	)(1)	—		133,022

Total revenues	151,989	80,665	(14,658)		—		217,996

Operating expenses
Direct operating: Business Information	28,388	—	—		—		28,388
Direct operating: Professional Services	21,556	41,793	(16,485	)(2)	—		46,864
Selling, general and administrative	63,886	32,959	(10,186	)(2)	—		86,659
Amortization	7,526	1,101	7,160	(3)	—		15,787
Depreciation	3,872	770	137	(3)	—		4,779

Total operating expenses	125,228	76,623	(19,374)		—		182,477

Equity in earnings of Detroit Legal News Publishing, LLC	5,414	—	—		—		5,414

Operating income	32,175	4,042	4,716		—		40,933

Non-operating expense:
Non-cash interest expense related to preferred stock	(66,132)	—	—		—		(66,132)
Interest expense	(8,521)	(37)	(8,114	)(4)	—		(16,672)
Other expense	(8)	(126)	126	(2)	—		(8)

Total non-operating expense	(74,661)	(163)	(7,988)		—		(82,812)

(Loss) income before income taxes and minority interest	(42,486)	3,879	(3,272)		—		(41,879)
Income tax expense	(7,863)	(447)	897	(6)	—		(7,413)
Minority interest in net income of subsidiary	(3,685)	(111)	490	(5)	—		(3,306)

Net (loss) income	$(54,034)	$3,321	$(1,885)		—		$(52,598)

Net loss per share:
Basic and diluted	$(3.41)						$(2.54)

Weighted average shares outstanding:
Basic and diluted	15,868,033		825,528	(17)	4,000,000	(16)	20,693,561
See Notes to Unaudited Consolidated Condensed Pro Forma Financial Statements

Unaudited Pro Forma Consolidated Condensed Statement of Operations
Six Months Ended June 30, 2008

			Increase (Decrease)
			Pro		Pro
	Historical		Forma		Forma
	Dolan Media	Historical	Acquisition		PIPE
	Company	NDEx	Adjustments		Adjustments		Pro Forma
	(unaudited)	(unaudited)	(unaudited )		(unaudited)		(unaudited)
	(in thousands, except share and per share data)
Revenues
Business information	$46,196	$—	$—		$—		$46,196
Professional services	36,869	51,085	(10,399	)(1)	—		77,555

Total revenues	83,065	51,085	(10,399)		—		123,751

Operating expenses
Direct operating: Business Information	15,724	—	—		—		15,724
Direct operating: Professional Services	12,747	27,036	(8,312	)(2)	—		31,471
Selling, general and administrative	32,836	16,969	(4,307	)(2)	—		45,498
Amortization	4,536	901	3,580	(3)	—		9,017
Depreciation	2,291	633	(245	)(3)	—		2,679

Total operating expenses	68,134	45,539	(9,284)		—		104,389

Equity in earnings of Detroit Legal News Publishing, LLC	3,026	—	—		—		3,026

Operating income	17,957	5,546	(1,115)		—		22,388

Non-operating expense:
Non-cash interest expense related to preferred stock	—	—	—		—		—
Interest expense	(2,738)	(49)	(2,627	)(4)	—		(5,414)
Other expense	21	29	(29	)(2)	—		21

Total non-operating expense	(2,717)	(20)	(2,656)		—		(5,393)

Income before income taxes and minority interest	15,240	5,526	(3,771)		—		16,995
Income tax expense	(5,786)	(274)	(736	)(6)	—		(6,796)
Minority interest in net income of subsidiary	(1,050)	(52)	(628	)(5)	—		(1,730)

Net income	$8,404	$5,200	$(5,135)		$—		$8,469

Net income per share:
Basic	$0.34						$0.28
Diluted	$0.33						$0.28

Weighted average shares outstanding:
Basic	24,936,183		825,528	(17)	4,000,000	(16)	29,761,711
Diluted	25,246,279		825,528	(17)	4,000,000	(16)	30,071,807
See Notes to Unaudited Consolidated Condensed Pro Forma Financial Statements

Unaudited Pro Forma Consolidated Condensed Balance Sheet
At June 30, 2008

			Increase (Decrease)
			Pro		Pro
	Historical		Forma		Forma
	Dolan Media	Historical	Acquisition		PIPE
	Company	NDEx	Adjustments		Adjustments		Pro Forma

	(unaudited)	(unaudited)	(unaudited)		(unaudited)		(unaudited)
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,615	$7,245	$(7,599	)(7)	$47	(16)	$2,308
Accounts receivable	25,150	27,094	(4,729	)(8)	—		47,515
Prepaid expense and other current assets	2,214	3,223	(601	)(9)	—		4,836
Deferred income taxes	259	—	—		—		259

Total current assets	30,238	37,562	(12,929)		47		54,918
Investments	18,005	3,116	(3,116	)(9)	—		18,005
Property and equipment, net	13,209	9,556	(2,556	)(10)	—		20,209
Finite-life intangible assets, net	100,843	—	159,000	(15)	—		259,843
Goodwill	81,543	—	40,515	(15)	—		122,058
Other assets	2,454	3,454	(2,454	)(11)	—		3,454

Total assets	$246,292	$53,688	$178,460		$47		$478,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$6,526	$436	$3,564	(12)	$—		$10,526
Accounts payable	4,731	24,449	(2,022	)(9)	—		27,158
Accrued compensation	3,620	2,730	(671	)(9)	—		5,679
Accrued liabilities	1,728	4,869	(328	)(13)	—		6,269
Due to sellers of acquired business	525	—	1,500	(15)	—		2,025
Deferred revenue	11,632	1,142	(182	)(9)	—		12,592

Total current liabilities	28,762	33,626	1,861		—		64,249
Long-term debt, less current portion	67,312	921	94,079	(12)	—		162,312
Deferred income taxes	4,393	—	13,000	(15)	—		17,393
Deferred revenue and other liabilities	3,929	146	60,500	(15)	(60,500	)(16)	4,075

Total liabilities	104,396	34,693	169,440		(60,500)		248,029

Minority interest in consolidated subsidiary	3,524	5,655	5,897		—		15,076

Commitments and contingencies

Stockholders’ equity
Common stock	25	—	1		4	(16)	30
Additional paid in capital	213,156	13,340	3,122	(14)	60,543	(16)	290,161
Accumulated deficit	(74,809)	—	—		—		(74,809)

Total stockholders’ equity	138,372	13,340	3,123		60,547		215,382

Total liabilities and stockholders’ equity	$246,292	$53,688	$178,460		$47		$478,487

See Notes to Unaudited Consolidated Condensed Pro Forma Financial Statements

Notes to Unaudited Consolidated Pro Forma Financial Statements
Unaudited Pro Forma Adjustments

(1)	The NDEx (and Predecessor) audited financial statements on which these pro forma financial statements have been based include items of revenue and expense earned, or incurred, by the Barrett Law Firm, which we did not acquire. NDEx (and Predecessor) had historically consolidated the Barrett Law Firm because it was determined that the Barrett Law Firm was a variable interest entity and that NDEx was its primary beneficiary as defined by Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51”, as amended. We have excluded from the unaudited pro forma consolidated condensed statement of operations the revenue that the Barrett Law Firm earned because it will no longer be considered a variable interest entity with NDEx as its primary beneficiary and, therefore, will not be consolidated with our financial statements.

Also, in connection with this acquisition, NDEx amended and restated its services agreement with the Barrett Law Firm, which changed the fees which the Barrett Law Firm pays to NDEx for mortage default processing services. Under the new services agreement, the Barrett Law Firm pays NDEx a fixed fee for each residential mortgage default file referred to NDEx. The amount of this fee is based on the type of file. In addition, the Barrett Law Firm pays NDEx a monthly trustee foreclosure administration fee, with the amount of such fee based on the number of files the Barrett Law Firm referred to NDEx for processing during that month. As a result, we have adjusted NDEx’s revenues to reflect the amended fee structure. We have calculated NDEx revenues by using the actual number of files NDEx processed for the Barrett Law Firm in 2007 and the six months ended June 30, 2008, multiplied by the respective fee per file set forth in the services agreement, with the revenue recognized ratably over the period for which the services have been provided. (in thousands):

	Year Ended	Six Months
	December 31,	Ended
	2007	June 30, 2008
Barrett Law Firm revenues	$(19,390)	$(9,532)
Increase in fees determined in accordance with new services agreement	4,732	(867)

	$(14,658)	$(10,399)

(2)	These adjustments represent the elimination of expenses the Barrett Law Firm incurred. As noted in Note 1 above, we did not acquire the Barrett Law Firm (in thousands):

	Year Ended	Six Months
	December 31,	Ended
	2007	June 30, 2008
Direct expenses of the Barrett Law Firm	$16,485	$8,312
Selling, general and administration expenses of the Barrett Law Firm	10,186	4,307
Other expenses of the Barrett Law Firm	126	(29)

(3)	These adjustments reflect the additional depreciation and amortization expense resulting from the preliminary allocation of the purchase price to property and equipment and identifiable finite-life intangible assets. We have computed depreciation and amortization using the straight-line method over the estimated useful lives of the assets. We are expensing the amortization of the purchase price allocated to the services agreement over 25 years, which represents the initial term of the agreement. We allocated the long-lived assets to computers, furniture and fixtures, software and work in progress and will depreciate it over 24-36 months.

          Property and equipment consisted of the following (in thousands):

				Year Ended December 31, 2007
				Depreciation Expense
		Estimated	Pro	Pro		Pro
	Estimated	Life	Forma	Forma	Less	Forma
	Fair Value	(Months)	(Months)	Amount	Historical	Adjustment
Computers	$2,400	36	12	$800	$624	$176
Leasehold improvements	—	n/a	—	—	309	(309)
Furniture and fixtures	360	30	12	144	141	3
Software	3,060	36	12	1020	753	267
Work in progress	180	n/a	n/a	—	—	—

Total	$6,000			$1,964	$1,827	$137

				Six Months Ended June 30, 2008
				Depreciation Expense
		Estimated	Pro	Pro		Pro
	Estimated	Life	Forma	Forma	Less	Forma
	Fair Value	(Months)	(Months)	Amount	Historical	Adjustment
Computers	$2,800	36	6	$467	$552	$(85)
Leasehold improvements	—	n/a	—	—	198	(198)
Furniture and fixtures	300	30	6	60	78	(18)
Software	3,900	36	6	650	594	56
Work in progress	—	n/a	n/a	—	—	—

Total	$7,000			$1,177	$1,422	$(245)

The difference in the preliminary estimated fair value at year ended December 31, 2007 and June 30, 2008 is due to the additions and write-offs to property and equipment, which occurred in the six months ended June 30, 2008.
               Finite-Life intangible assets consisted of the following (in thousands):

				Year Ended December 31, 2007
				Amortization Expense
		Estimated	Pro	Pro		Pro
	Estimated	Life	Forma	Forma	Less	Forma
	Fair Value	(Months)	(Months)	Amount	Historical	Adjustment
Services agreement	$154,000	300	12	$6,160	$—	$6,160
Noncompetition agreements	5,000	60	12	1,000	—	1,000

Total	$159,000			$7,160	$—	$7,160

				Six Months Ended June 30, 2008
				Amortization Expense
		Estimated	Pro	Pro		Pro
	Estimated	Life	Forma	Forma	Less	Forma
	Fair Value	(Months)	(Months)	Amount	Historical	Adjustment
Services agreement	$154,000	300	6	$3,080	$—	$3,080
Noncompetition agreements	5,000	60	6	500	—	500

Total	$159,000			$3,580	$—	$3,580

(4)	On September 2, 2008, we drew down $99.0 million in principal amount under our $200 million credit facility, which we used to fund, in part, the acquisition of NDEx. The full amount is a revolving loan under our credit facility. The terms of the credit facility require us to convert at least $25.0 million of the revolving loans outstanding under our credit facility in to term loans no later than thirty business days after September 2, 2008. We expect to convert approximately $80.0 million of this draw into an amortizing term loan. The current portion of that converted term loan is equal to 1.25% of the amount borrowed per quarter or $4.0 million per year. These adjustments represent the additional interest expense associated with borrowings on our senior credit facility to fund the purchase price (in thousands):

	Year Ended December 31, 2007
	Borrowings	Rate	Days	Interest Expense (Income)
Senior debt borrowed to fund acquisition of NDEx	$99,000	8.23%	365	$8,151
NDEx historical interest income				(37)

Total				$8,114

	Six Months Ended March 31, 2008
	Borrowings	Rate	Days	Interest Expense (Income)
Senior debt borrowed to fund acquisition of NDEx	$99,000	5.40%	365	$2,676
NDEx historical interest income				(49)

Total				$2,627

(5)	In connection with the acquisition, APC issued 84,137 common units to the sellers of NDEx. These common units represented approximately 6.1% of APC’s outstanding membership interests, immediately following the closing. We determined the value of the common units by multiplying APC’s estimated 2007 EBITDA by 6.25, and then subtracting APC’s outstanding indebtedness on July 28, 2008. The factor of 6.25 is consistent with the terms of the put rights each minority member of APC holds.

The pro forma adjustment to the minority interest in the net income of subsidiary reflects the additional charge that resulted from the dilution caused by the issuance of those common units assuming APC had issued them on on January 1, 2007 or 2008, as applicable.

The following table shows the minority interest percentage during 2007 and 2008.

	Actual	Dilution	Pro Forma
Minority interest from January 2007 to November 2007	22.6%	2.5%	25.1%
Minority interest during December 2007	11.3%	4.6%	15.9%
Minority interest from January 2007 to February 2008	11.3%	4.6%	15.9%
Minority interest from March 2008 to June 2008	11.1%	4.2%	15.3%

The weighted average minority interest percentage was 24.7% for the year ended December 31, 2007 and 15.5 % for the six months ended June 30, 2008.

The minority interest adjustment for 2007 and 2008 is determined by (i) calculating the increased minority interest charge related to the APC income, (ii) calculating the increased (decreased) minority interest charge related to NDEx and (iii) eliminating the minority interest related to a subsidiary of NDEx that we did not acquire (in thousands):

	Year Ended	Six Months
	December 31,	Ended
	2007	June 30, 2008
(i) Calculation of increased minority interest charge related to APC income:

Historical APC net income before minority interest	$16,758	$9,393
Weighted average pro forma minority interest percentage	24.7%	15.5%

Pro forma minority interest	4,136	1,458
Historical minority interest	3,685	1,050

Additional minority interest	451	408

(ii) Calculation of increased (decreased) minority interest charge related to NDEx:

Historical NDEx net income	$3,321	$5,200
Pro forma adjustments	(2,714)	(3,445)

	Year Ended	Six Months
	December 31,	Ended
	2007	June 30, 2008
	607	1,755
Weighted average pro forma minority interest percentage	24.7%	15.5%

Addition to minority interest	150	272

(iii) Elimination of minority interest on historical NDEx financial statements related to subsidiary retained by law firm*

Minority interest of subsidiary not acquired	(111)	(52)

Total adjustment	$490	$628

*	The NDEx financial statements include a minority interest charge for a subsidiary that we did not acquire.

(6)	This adjustment provides for the tax effect of pro forma adjustments using an estimated effective tax rate of 41% and to record pro forma tax expense on earnings of NDEx as if it had been a taxable organization (in thousands).

	Year Ended
	December 31, 2007
		Pro Forma Tax Expense
	Amount	(Benefit) at 41%
Tax effect pro forma adjustments	$(3,272)	$(1,341)
Tax expense related to historical income	3,879	1,590
Tax effect minority interest adjustment	490	201
Less historical tax on NDEx income		447

Total income tax expense		$897

	Six Months Ended
	June 30, 2008
		Pro Forma Tax Expense
	Amount	(Benefit) at 41%
Tax effect pro forma adjustments	$(3,771)	$(1,546)
Tax expense related to historical income	5,526	2,266
Tax effect minority interest adjustment	(628)	(258)
Less historical tax on NDEx income		274

Total income tax expense		$736

(7)	This adjustment represents the elimination of the cash retained by the Barrett Law Firm which we did not acquire and the cash we used to fund the acquisition (in thousands):

Cash retained by the Barrett Law Firm	$(1,099)
Cash we used to acquire NDEx	(6,500)

Total	$(7,599)

(8)	These adjustments represent the elimination of accounts receivable of the Barrett Law Firm, which we did not acquire, and represent the estimated amount the Barrett Law Firm owes to NDEx in order to meet the minimum working capital requirements under the equity purchase agreement (in thousands):

Accounts receivable of the Barrett Law Firm	$(7,596)
Amount due from Barrett Law Firm under the new services agreement	867

Subtotal	(6,729)
Amount due from Barrett Law Firm to meet minimum working capital requirement (see Note 15)	2,000

Total	$(4,729)

(9)	These adjustments represent the elimination of prepaid expenses, investments, accounts payable, accrued compensation and deferred revenue of the Barrett Law Firm, which we did not acquire (in thousands):

Prepaid expenses and other current assets of the Barrett Law Firm	$(601)

Investments of the Barrett Law Firm	$(3,116)

Accounts payable	$(2,022)

Accrued compensation	$(671)

Deferred revenue	$(182)

(10)	This adjustment represent the preliminary estimated fair value of the property and equipment we acquired:

NDEx historical cost of property and equipment	$(9,556)
Estimated fair value of property and equipment	7,000

Total	$(2,556)

Our preliminary estimated fair value of the property and equipment assumes that we will replace part of the document management software that NDEx developed.

(11)	This adjustment represent the elimination of other assets of the Barrett Law Firm, which we did not acquire, and the preliminary estimated fair value of the capitalized software development costs (in thousands):

Other assets of the Barrett Law Firm	$(3,454)
Capitalized software development costs at estimated fair value (see Note 15)	1,000

Total	$(2,454)

(12)	These adjustments reflect the elimination of the long-term debt retained by the Barrett Law Firm and the additional long-term debt incurred to fund the acquisition (in thousands):

Current portion of long-term debt retained by the Barrett Law Firm	$(436)
Current portion of long-term debt borrowed to fund the acquisition (see Note 15)	4,000

Total	$3,564

Long-term debt, net of current portion, retained by the Barrett Law Firm	$(921)
Long-term debt, net of current portion, borrowed to fund the acquisition (see Note 15)	95,000

Total	$94,079

(13)	These adjustments reflect the elimination of the accrued liabilities of the Barrett Law Firm, which we did not acquire, and the estimated costs we incurred in connection with the acquisition (in thousands):

Accrued liabilities of the Barrett Law Firm	$(1,328)
Estimated accrued acquisition costs (see note 15)	1,000

Total	$(328)

(14)	These adjustments reflect the elimination of the NDEx historical equity and the addition of the value of our common stock that we issued to the sellers of NDEx, or their designees, at the closing of the acquisition: (in thousands):

Additional paid in capital of the Barrett Law Firm	$(13,340)
Additional paid in capital issued to the sellers of NDEx (see Note 15)	16,462

Total	$3,122

(15)	These adjustments represent the preliminary purchase accounting adjustment (in thousands):

Cash		$(6,500)

Accounts receivable		2,000

Property and equipment (estimated fair market value)		7,000

Finite-life intangible: services agreement	$154,000
Finite-life intangible: noncompete agreements	5,000

Total finite-live intangibles		159,000

Goodwill from acquisition of NDEx		40,515

Other assets: software held for sale		1,000

Total assets		$203,015

Current portion of long-term debt	$4,000
Long-term debt	95,000

Total long-term debt		$99,000

Accrued liabilities		1,000

Other long-term liabilities		60,500

Due to sellers of acquired business		1,500

Minority interest		11,552

Deferred income taxes		13,000

Common stock and additional paid in capital		16,463

Total liabilities and stockholders’ equity		$203,015

(16)	On July 30, 2008, we issued 4,000,000 shares of common stock to twenty-four accredited investors investors under the terms of a securities purchase agreement. This adjustment reflects the receipt by us of the net proceeds from the sale of such shares of common stock at the price of $16.00, per share after deducting the underwriting accounts and the estimated offering expenses payable by the. The net proceeds of the offering were $60.5 million, which we used to fund, in part, our acquisition of NDEx.

(17)	The following table reconciles the historical weighted average shares outstanding to the pro forma, weighted average shares outstanding (in thousands):

	Year Ended	Six Months Ended
	December 31, 2007	June 30, 2008
Weighted average shares outstanding — Historical	15,868	24,936
Add common stock issued in the private placement	4,000	4,000
Add common stock issued in connection with the NDEx acquisition	826	826

Pro forma weighted average shares outstanding, basic	20,694	29,762

Pro forma weighted average shares outstanding, diluted	20,694	30,072